CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 as amended, of our report dated January 29, 2007 relating to the October 31, 2006 financial statements of Henya Food Corp.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

DNTW Chartered Accountants, LLP

Markham, Canada
November 19, 2007